EXHIBIT 23.2

                       [Letterhead of Arthur Andersen LLP]



                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation by reference in HRPT Properties Trust's registration statement on Form S-3 pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated January 15, 1999 on Hospitality Properties Trust included in HRPT Properties Trust's Form 8-K dated March 5, 1999 for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                                     /s/ Arthur Andersen LLP

Washington, D.C.
March 11, 1999